SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                      DECEMBER 24, 2003 (DECEMBER 24, 2003)



                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



         OKLAHOMA                       1-13726                 73-1395733
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(State or other jurisdiction      (Commission File No.)       (IRS Employer
     of incorporation)                                      Identification No.)


6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA                  73118
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     (Address of principal executive offices)                     (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on December 24, 2003. The following was included in the Press Release:


                     CHESAPEAKE ENERGY CORPORATION ANNOUNCES
                    EXTENSION OF SENIOR NOTES EXCHANGE OFFER


OKLAHOMA CITY, December 24, 2003 -- Chesapeake Energy Corporation (NYSE:CHK) announced today that it has extended its previously announced exchange offer (the "Offer") for its 8.125% Senior Notes due April 1, 2011 (the "Notes") (CUSIP No. 165167AS6). Chesapeake said that it has extended the deadline for holders to receive the early participation payment, the withdrawal deadline and the expiration date for the offer.

As amended, the deadline for holders to receive an early participation payment in cash of $10.00 for each $1,000 principal amount of Notes validly tendered and accepted for exchange, and the deadline for holders to withdraw tenders, is 5:00 p.m., Eastern Standard Time, on Friday, January 9, 2004.

The new expiration date for the Offer is 5:00 p.m., Eastern Standard Time, on Monday, January 12, 2004. Settlement for Notes validly tendered and accepted is expected to be made on Wednesday, January 14, 2004.

The Offer has been amended to provide that it will only be consummated after, and subject to, the prior completion of an offering of Chesapeake common stock with gross proceeds to the company of at least $225 million.

All other terms and conditions of the Offer remain in effect as previously announced. Holders who have previously tendered Notes in the Offer need not retender their Notes or take any other action in response to this announcement.

On December 22, 2003, Chesapeake announced that it has entered into agreements to acquire $510 million of Mid-Continent, Permian Basin and onshore Gulf Coast oil and natural gas assets. The company announced that it anticipates financing these acquisitions using approximately 50% common equity and 50% debt. Although these acquisitions are expected to be fully closed by January 30, 2004, the closing of these acquisitions is not a condition to consummation of the Offer.

To date, approximately $380 million in aggregate principal amount of the 2011 Notes have been tendered, including approximately $125 million aggregate principal amount of Notes tendered in exchange for new 7.75% Senior Notes due 2015 and approximately $255 million aggregate principal amount of Notes tendered in exchange for new 6.875% Senior Notes due 2016.

The terms of the Offer are described in the Company's Offer to Exchange dated December 1, 2003, as amended by a Prospectus Supplement dated December 24, 2003, which is being sent to holders. Copies of the offer documents may be obtained from D.F. King & Co., Inc., the information agent for the Offer, at (800) 431-9633 (U.S. toll-free) and (212) 269-5550 (collect).

Banc of America Securities LLC, Deutsche Bank Securities and Lehman Brothers are the joint lead dealer managers in connection with the Offer. Questions regarding the Offer may be directed to Banc of America Securities LLC, High Yield Special Products, at 888-292-0070 (US toll-free) and 704-388-4813 (collect), Deutsche Bank Securities, High Yield Capital Markets, 212-250-7466 (collect) or Lehman Brothers, 800-438-3242 (U.S. toll-free) and 212-528-7581 (collect).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.


THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS INCLUDE ESTIMATES AND GIVE OUR CURRENT EXPECTATIONS OR FORECASTS OF FUTURE EVENTS. ALTHOUGH WE BELIEVE OUR FORWARD-LOOKING STATEMENTS ARE REASONABLE, THEY CAN BE AFFECTED BY INACCURATE ASSUMPTIONS OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES.

CHESAPEAKE ENERGY CORPORATION IS ONE OF THE SIX LARGEST INDEPENDENT NATURAL GAS PRODUCERS IN THE U.S. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT REGION OF THE UNITED STATES.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             CHESAPEAKE ENERGY CORPORATION



                                        BY:  /S/ AUBREY K. MCCLENDON
                                             ----------------------------------
                                                 AUBREY K. MCCLENDON
                                              Chairman of the Board and
                                               Chief Executive Officer

Dated:        December 24, 2003

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